LEGAL RESEARCH CENTER, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 24, 1997


     Notice is hereby given that the Annual Meeting of Shareholders of Legal Research Center, Inc. will be held at the Hyatt Regency, 1300 Nicollet Mall, Minneapolis, Minnesota 55403 on Tuesday June 24, 1997 at 2:00 p.m., for the following purposes:

     1. To elect a Board of four directors, each to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

     2. To consider and act upon a proposal to adopt the Legal Research Center, Inc. 1997 Stock Option Plan;

     3. To consider and act upon a proposal to ratify the selection of McGladrey & Pullen, LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

     4.   To transact other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on May 8, 1997 as the record date for the determination of shareholders entitled to vote at the meeting and any adjournment thereof.

     To assure your representation at the meeting, please sign, date and return your proxy in the enclosed envelope whether or not you expect to attend in person. Your cooperation in promptly signing and returning your proxy will help avoid further solicitation expense. Shareholders who attend the meeting may revoke their proxies and vote in person if they so desire.

                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Arun K. Dube, Chairman

Minneapolis, Minnesota
April 28, 1997

                                 PROXY STATEMENT
                                       OF
                           LEGAL RESEARCH CENTER, INC.

                           700 Midland Square Building
                             331 Second Avenue South
                              Minneapolis, MN 55401

                                 GENERAL MATTERS

Solicitation of Proxies

     This Proxy Statement, mailed on or about May 13, 1997, is furnished to the shareholders of Legal Research Center, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of the Shareholders to be held on June 24, 1997, or any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The cost of this solicitation, which is being made on behalf of the Company and the Board of Directors, will be borne by the Company. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies by telephone, special communications or in person. The Company may also request banks and brokers to solicit their customers who have a beneficial interest in the Company's Common Stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting, Execution and Revocation of Proxies

     Only stockholders of record at the close of business on May 8, 1997 will be entitled to vote. As of that date, the Company had 3,297,633 shares of Common Stock outstanding and entitled to vote. Each share is entitled to one vote.

     If a proxy is properly executed and returned on time in the form enclosed, it will be voted at the meeting as specified. Where specification has not been made, it will be voted FOR the election of the nominees for director, FOR the ratification of the Legal Research Center, Inc. 1997 Stock Option Plan, FOR the ratification of the appointment by the Board of Directors of McGladrey & Pullen, LLP as the Company's independent auditors for the fiscal year ending December 31, 1997, and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. The presence in person or by proxy of the holders of a majority of the shares of stock entitled to vote at the Annual Meeting of the Shareholders, or 1,648,817 shares, constitutes a quorum for the transaction of business.

     A list of those shareholders entitled to vote at the Annual Meeting will be available for a period of ten (10) days prior to the Annual Meeting for examination by any shareholder at the Company's principal executive offices, 700 Midland Square Building, 331 Second Ave. So., Minneapolis, Minnesota, and at the Annual Meeting itself.

     Any proxy may be revoked at any time before it is voted by written notice to the Secretary, by receipt of a proxy properly signed and dated subsequent to an earlier proxy, or by revocation of a written proxy by request at the Annual Meeting. If not so revoked, the shares represented by such proxy will be voted.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of April 15, 1997 the number of shares of Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's capital stock, by each director and certain executive officers and by all directors and executive officers as a group. Shares not outstanding but deemed beneficially owned by virtue of the right of an individual to acquire them within 60 days are treated as outstanding only when determining the amount and percentage owned by such individual. Except as otherwise indicated, the persons listed possess all of the voting and investment power with respect to the shares listed for them.

Directors, Executive Officers,                      Number of      Percent of
  and 5% Shareholders                                 Shares          Class
------------------------------                        ------          -----

Christopher R. Ljungkull (1)(2)                      929,922          27.2%
James R. Seidl (1)(3)                                782,585          22.9%
Perkins Capital Management, Inc.(4)                  203,500           6.1%
Arun K. Dube (1)(5)                                  100,000           3.0%
James J. Seifert (1)(6)                               70,000           2.1%
All executive officers and directors
  as a group (5 persons, 2-3,5-7)                  1,893,107          51.7%



(1) The address of such person is in care of the Company, 700 Midland Square Building, 331 Second Avenue South, Minneapolis, Minnesota 55401.

(2) Includes 142,337 shares owned by Robin Moles, Mr. Ljungkull's aunt, over which Mr. Ljungkull exercises voting power, 120,000 shares purchasable upon exercise of presently exercisable stock options and 7,100 shares purchasable upon exercise of presently exercisable warrants.

(3) Includes 120,000 shares purchasable upon exercise of presently exercisable stock options and 7,100 shares purchasable upon exercise of presently exercisable warrants.

(4) The address of Perkins Capital Management, Inc. is 730 East Lake Street, Wayzata, Minnesota, 55391. Includes 20,000 shares purchasable upon exercise of presently exercisable warrants.

(5) Includes 60,000 shares purchasable upon exercise of presently exercisable stock options and 10,000 shares purchasable upon exercise of presently exercisable warrants.

(6) Includes 10,000 shares purchasable upon exercise of presently exercisable stock options and 20,000 shares purchasable upon exercise of presently exercisable warrants.

(7) Includes 10,600 shares purchasable upon exercise of presently exercisable stock options.

                              ELECTION OF DIRECTORS
                                  (Proposal #1)

Nominees for Election as Directors

     The Board of Directors currently consists of four persons. Each director will be elected to serve until the Annual Meeting of Shareholders to be held in 1998 or until a successor is elected and qualified. Vacancies and newly-created directorships resulting from an increase of the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election.

     The Board of Directors has nominated for election the four individuals named below. Proxies cannot be voted for a greater number of persons than the number of nominees named below. The Board recommends a vote FOR all such nominees, and it is intended that, unless contrary written instructions are provided, proxies accompanying this Proxy Statement will be voted at the 1997 Annual Meeting FOR the election to the Board of all of the nominees named. The Board of Directors believes that each nominee will be able to serve, but should any nominee be unable to serve as a director, the persons named in the proxies have advised that they will vote for the election of such substitute nominee as the Board of Directors may propose.

     The names, ages and respective positions of the nominees, their occupations and other information is set forth below, based upon information furnished to the Company by the nominees.

     Christopher R. Ljungkull, age 43, has been Chief Executive Officer of the Company since rejoining it on a full time basis in 1994. From 1987 to 1994, Mr. Ljungkull served in various capacities with West Publishing Corporation, most recently as an editor. Mr. Ljungkull is co-founder of the Company and has been a director of the Company since its inception.

     James R. Seidl, age 43, has been the President of the Company since 1988 and served as its Chief Executive Officer prior to Mr. Ljungkull's return in 1994. Mr. Seidl is a co-founder of the Company and has been a director since its inception.

     Arun K. Dube, age 59, has been a director of the Company since May 1995 and the Chairman of the Board since January 1996. In July 1996, Mr. Dube was hired as Chief Executive Officer of The CyberLaw Office, Inc. (CLO) an 85% owned subsidiary of the Company. In August 1996, the Company consolidated management of all Internet related activities including The Law Office, Inc. a wholly owned subsidiary of the Company (TLO), under CLO. Mr. Dube is a private investor and has been the Chief Executive Officer of Strategic Alliance International, Inc. since 1983. Mr. Dube is also a director of Granton Technology Ltd., a publicly traded company.

     James J. Seifert, age 40, has been a director of the Company since May 1995. Mr. Seifert has served as Assistant General Counsel of The Toro Company since May 1990, most recently as Associate General Counsel since April 1994.

Board of Directors and Committees

     Meetings. During fiscal 1996, the Board of Directors of the Company held eight meetings and on two occasions took action by written consent. Each director was present for each meeting held during fiscal 1996.

     Board Committees. The Board of Directors has both an Audit Committee and a Compensation Committee.

     The Audit Committee acts as a liaison between the Company's independent auditing firm and Company management and, in connection therewith, may (i) recommend to the Board of Directors an annual selection or retention of the Company's independent auditing firm, (ii) communicate with the Company's independent auditing firm concerning matters of accounting and auditing policy which such firm may desire to discuss with other than Company management, and
(iii) review and recommend to Company management improvements in the Company's accounting and auditing procedures. The current members of the Audit Committee consist of Messrs. Dube and Seifert. The Audit Committee held one meeting during the 1996 fiscal year.

     The Compensation Committee makes recommendations to the Board of Directors respecting the sufficiency and adequacy of the Company's compensation programs for management and other key employees, including (i) salary and bonus programs,
(ii) incentive and other stock option programs (including the recommendation of persons who should receive options and the exercise price and other terms therefor), and (iii) other perquisites. The current members of the Compensation Committee consist of Messrs. Dube and Seifert. The Compensation Committee held one meeting during the 1996 fiscal year.

     Remuneration of Directors. Non-employee directors are to be paid $125 per Board or Committee meeting attended and reimbursed for certain expenses in connection therewith. The Board has suspended payment for non-employee directors for fiscal 1997 until the Company has achieved sustained profitability. Non-employee directors are also compensated with annual stock option grants of 5,000 shares, exercisable at fair market value on the date of grant and expiring 10 years after issuance (the "Directors' Options"). Directors' Options are granted at the time of election or reelection at the Annual Shareholders' Meeting unless a director is elected in between annual meetings in which case the Directors' Options shall be granted on a pro rata basis. Messrs. Dube and Seifert have each been granted Directors' Options to purchase 10,000 shares of Common Stock at prices ranging from $2.00 to $3.50 a share under the Company's 1995 Stock Option Plan.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     To the knowledge of the Company, based solely upon a review of Forms 3 and 4 furnished to the Company during the fiscal year ended December 31, 1996, pursuant to Rule 16a-3(e) of the Rules and Regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1996, each of Messrs. Ljungkull, Seidl and Dube failed to file on a timely basis, one Form 4 report.

                             EXECUTIVE COMPENSATION

     The following table summarizes the cash and non-cash compensation paid to or earned by Christopher R. Ljungkull, the Company's Chief Executive Officer and James R. Seidl, the Company's President, the only executive officers of the Company whose annual compensation exceeded $100,000 during 1996.

                                          Summary Compensation Table
                                          --------------------------
                                                      Annual                 Long-term
  Name and Principal     Fiscal Year Ended         Compensation             Compensation           All Other
       Position             December 31,       Salary        Bonus        Awards of Options       Compensation
--------------------------------------------------------------------------------------------------------------
Christopher R                 1996           $ 94,708       $ 13,303           185,000(1)          $      0
Ljungkull, Chief
Executive Officer             1995           $ 72,810       $ 10,400           180,000             $  9,504(2)

--------------------------------------------------------------------------------------------------------------

James R. Seidl,               1996           $ 94,708       $ 39,909           185,000(1)          $      0
President
                              1995           $ 72,842       $ 10,400           180,000             $  9,504(2)
--------------------------------------------------------------------------------------------------------------

(1) Consists of options granted in 1996 which were canceled in April 1997 with the consent of the optionees.

(2) Consists of the balance of a receivable from a partnership owned equally by Messrs. Ljungkull and Seidl which was relieved in lieu of an additional bonus.

Stock Options

     The following table summarizes option grants made during the fiscal year ended December 31, 1996 to the executive officers named in the Summary Compensation table:


                                      Options Grants in 1996 Fiscal Year
                                      ----------------------------------
                                                             Percent of
                                                            Total Granted
                                            Options        to Employees in   Exercise Price        Expiration
          Name                Year          Granted          Fiscal Year        Per Share             Date
--------------------------------------------------------------------------------------------------------------
Christopher R. Ljungkull      1996         185,000(1)            35%             $2.00             May 2001

James R. Seidl                1996         185,000(1)            35%             $2.00             May 2001


(1) Consists of options granted in 1996 which were canceled in April of 1997 with the consent of the optionees.

     The following table summarizes the value of the unexercised options held by the executive officers named in the Summary Compensation table as of December 31, 1996.

                     Aggregated Option Exercises and Fiscal Year-End Option Values
                     -------------------------------------------------------------

                                                                                       Value of Unexercised
                             Shares                     Number of Unexercised        in-the-Money Options at
                            Acquired       Value      Options at Fiscal Year-End         Fiscal Year-End
          Name             on Exercise   Realized     Exercisable/Unexercisable    Exercisable/Unexercisable(1)
----------------------------------------------------------------------------------------------------------------
Christopher R. Ljungkull       ---          ---          120,000/245,000 (2)                  $0/$0
----------------------------------------------------------------------------------------------------------------
James R. Seidl                 ---          ---          120,000/245,000 (2)                  $0/$0

(1) Value of unexercised options are calculated by determining the difference between the fair market value of the shares underlying the options at December 31, 1996 and the exercise price of the options.

(2) Consists of options granted in 1995 under the Company's Existing Officers' Stock Option Plan.

Employment Agreements

     The Company entered into three-year employment agreements with each of Christopher R. Ljungkull and James R. Seidl effective July 1, 1995. Effective January 1, 1997, Messrs. Ljungkull and Seidl waived their right to receive revenue based incentive compensation due them under their employment agreements. Effective April 1997, Messrs. Ljungkull and Seidl salaries were increased to $120,000 per year. The Board of Directors is currently considering entering into new five year employment agreements with Messrs. Ljungkull and Seidl which contain customary confidentially clauses, non-compete agreements and provide for primarily profit-based incentive compensation. No action with respect to these proposed employment agreements have been taken to date.

                              CERTAIN TRANSACTIONS

     Consulting Arrangement with James J. Seifert. The Company has engaged James
J. Seifert, one of its directors, as a consultant to assist the Company with the continued development of its CADRE program pursuant to a letter agreement dated September 5, 1995 (the "Agreement"). Pursuant to the Agreement, for a one year period, Mr. Seifert will provide various curriculum development, promotional, and business planning services in consideration of $2,800 per month. The Agreement is terminable by either party upon 90 days notice and automatically renews for successive one-year periods. Mr. Seifert was paid $33,600 under this Agreement during 1996.

     Lease with URSA Companies, Inc. The Company leases its office space from URSA Companies, Inc. ("URSA"), a corporation which is owned and controlled by Messrs. Ljungkull and Seidl, pursuant to the exact same terms and conditions of a lease between URSA and URSA's landlord for such office space. This arrangement between the Company and URSA is on terms no more favorable to the Company that that which could be obtained by an unaffiliated third party from URSA.

     Purchase of Common Stock and Warrants. In June 1995, Messrs. Seidl and Ljungkull each purchased 13,148 shares of Common Stock at $2.70 per share and also received a warrant entitling each to purchase 7,100 shares of Common Stock at $2.625 per share. The warrants expire four years from the date of issuance and become exercisable one year from the date of issuance. The warrants have identical terms to those warrants issued to purchasers of notes in the Company's private placement of $500,000 of bridge loans conducted in May and June of 1995.

     Sale of Shares to Officers and Directors. On September 3, 1996 the Company sold an aggregate of 1,040,000 shares of its common stock to three of its officers and/or directors, at the closing price for the Company's common stock on September 4, 1996, or $1.89 per share. The purchases were made through seven year non-recourse notes, with the shares pledged as collateral. The notes bear a fixed interest rate of 8.5% and cannot be prepaid anytime before September 2, 2003. The shares are restricted and cannot be sold or otherwise transferred without repaying the notes.

     Sale of CLO Shares to Director. In 1995, the Company created CLO to expand its on-line activities similar to TLO, into the international market place. In July 1996, as part of an employment agreement, the Company sold a 15% interest to Mr. Dube as an inducement to become the new Chief Executive Officer of CLO for a nominal sum. In August 1996, the Company consolidated management of all Internet related activities under Mr. Dube. The Company is actively seeking financing for CLO and intends to consolidate ownership of TLO under CLO when additional financing is complete.

                             1997 STOCK OPTION PLAN
                                  (Proposal #2)

     The Board of Directors has approved the adoption of Legal Research Center, Inc. 1997 Stock Option Plan ("1997 Plan"). The 1997 Plan provides for the granting of options ("Options") to purchase up to an aggregate of 700,000 shares of the Company's Common Stock to employees, consultants and independent contractors. Options that are granted under the 1997 Plan may be either options that qualify as "incentive options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, ("Incentive Options"), or those that do not qualify as Incentive Options ("Non-statutory Options"). The 1997 Plan is administered by the Compensation Committee of the Board of Directors. The Board of Directors recommends a vote FOR this proposal.

     Under the 1997 Plan, Options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or, for an Incentive Option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value). An optionee who leaves the Company for reasons other than death, disability or termination for cause has three months after termination in which to exercise his or her Options. Options may not be transferred other than by will or laws of descent and distribution and may be exercised, during the lifetime of an optionee, only by the optionee. Options which have been granted to employees who terminate employment due to death or disability may be exercised for a period of one year after termination by the optionee or the person(s) to whom the rights under such Option shall have passed, as the case may be. The term of each Option, which is fixed at the date of grant, may not exceed ten years from the date the Option is granted (except that an Incentive Option granted to a person holding more than 10% of the Company's voting stock may exercisable only for five years). Options may be made exercisable in whole or in installments, and the Plan contains a cashless exercise feature enabling the holder to exercise Options by surrendering previously owned Common Stock or other vested Options. The exercise of the Options accelerates if the Company merges or consolidates with another corporation and is not the surviving corporation or if the Company transfers all or substantially all of its business or assets to another person or entity. No Options are currently outstanding under the 1997 Plan.

                              SELECTION OF AUDITORS
                                 (Proposal #3)

     The Board of Directors has selected McGladrey & Pullen, LLP as independent auditors to examine the accounts of the Company for the fiscal year ending December 31, 1997, and to perform other accounting services. McGladrey & Pullen, LLP has acted as independent auditors of the Company since May 1995.
Representatives of McGladrey & Pullen, LLP are expected to be present at the 1997 Annual Meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

     The rules of the Securities and Exchange Commission permit shareholders of a company, after notice to the company, to present proposals for shareholder action in the Company's proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by company action in accordance with the proxy rules. The Legal Research Center, Inc. 1998 Annual Meeting of Shareholders is expected to be held in June 1998. In order to be considered for inclusion in the Proxy Statement for the June 1998 Annual Meeting, shareholder proposals prepared in accordance with the proxy rules must be received by the Company on or before January 15, 1998.

                                     GENERAL

     The Board of Directors of the Company does not intend to present and knows of no matters other than the foregoing to be brought before the meeting. However, the enclosed proxy gives discretionary authority in the event that any additional matters should be presented.


                                    BY ORDER OF THE BOARD OF DIRECTORS


                                    Arun K. Dube, Chairman

                           LEGAL RESEARCH CENTER, INC.

                                      PROXY

The undersigned shareholder of Legal Research Center, Inc. (the "Company") hereby constitutes and appoints Christopher R. Ljungkull or James R. Seidl, or both of them, his or her proxy, with full power of substitution, to attend the Annual Meeting of shareholders of the Company to be held at the Hyatt Regency, 1300 Nicollet Mall, Minneapolis, Minnesota 55403 on Tuesday June 24, 1997 at 2:00 p.m., or at any and all adjournments thereof, and there to act for and to vote all stock of the undersigned in the manner specified below, upon the following matters.

1. Election of four directors to serve until the next Annual Meeting of Shareholders or until their successors are elected:

     Arun K. Dube, Christopher R. Ljungkull, James R. Seidl and James J. Seifert

      |_| FOR all nominees listed above (except as indicated to the contrary below)

      |_| WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTION: To withhold authority to vote for any individual, write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2.   Adopt the Legal Research Center, Inc. 1997 Stock Option Plan.

                      |_| FOR    |_|AGAINST    |_| ABSTAIN

3. Selection of McGladrey & Pullen, LLP as independent auditors of the Company for the fiscal year ending December 31, 1997.

                      |_| FOR    |_|AGAINST    |_| ABSTAIN

4. In their discretion on any other matter that may properly come before the meeting or any adjournment or adjournments thereof.

          PLEASE FILL IN, SIGN, DATE AND MAIL IN THE ENCLOSED ENVELOPE.

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY'S BOARD OF DIRECTORS. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER SPECIFIED BY THE UNDERSIGNED SHAREHOLDER. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR APPROVAL OF PROPOSALS 1, 2 AND 3 AND GRANT DISCRETIONARY AUTHORITY ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY'S NOTICE OF ANNUAL SHAREHOLDERS MEETING TO BE HELD ON JUNE 24, 1997 AND PROXY STATEMENT.

Dated: __________________________   ____, 1997

       _______________________________________

       _______________________________________

IMPORTANT: Signature(s) should correspond with the name appearing on the books of the Company. When signing in a fiduciary or representative capacity, give full title as such. When more than one owner, each should sign.